Exhibit 3.7

CERTIFICATE OF FORMATION

OF

A & M Braking, LLC

1. The name of the limited liability company is A & M Braking, LLC

2, The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801 in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of A & M Braking, LLC this 26th day of March, 2007.

By:
Authorized Person(s)

Name:	Steve Wang
Typed or Printed

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
A & M Braking, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended
	as follows:	change name to Affinia MAT Brake Company, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of April, A.D. 2007.

By:
Authorized Person(s)

Name:	Steve Wang
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Affinia MAT Brake Company, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The name of the limited liability company is Affinia India LLC.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 10th day of December ,A.D. 2010.

By:
Authorized Person(s)

Name:	Steven E. Keller
Print or Type